Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS INCREASED 2012 FOURTH QUARTER EARNINGS
Net Income Grows by 8 Percent over Third Quarter and 21 Percent over Prior Year

WATERBURY, Conn., January 18, 2013 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $47.9 million, or $0.52 per diluted share, for the quarter ended December 31, 2012 compared to $44.4 million, or $0.48 per diluted share, for the quarter ended September 30, 2012 and $39.6 million, or $0.43 per diluted share, for the quarter ended December 31, 2011.

Highlights for the quarter or at December 31 include:
Combined growth in commercial and commercial real estate loans of $339.4 million, or 5.9 percent, from September 30, and $860.6 million, or 16.4 percent, from a year ago.
Deposit growth of $117.4 million, or 0.8 percent, linked quarter and $874.8 million, or 6.4 percent, over prior year. Transaction account deposits, which had a cost of 0.13 percent in the quarter, now represent an all time high of 41.0 percent of total deposits.
Continued improvement in asset quality as evidenced by a 7.2 percent reduction in commercial classified loans from September 30 and a reduction of 34.8 percent from a year ago; nonperforming assets increased 18.3 percent from September 30 and 2.7 percent from a year ago and otherwise would have decreased compared to each date as a net of $39.5 million of residential and consumer loans were reclassified as nonaccrual in the quarter under regulatory guidance.
Continued achievement of positive operating leverage of 4.6 percent as core revenue grew by 3.5 percent and core expenses declined by 1.1 percent from the third quarter, which resulted in achievement of a 60 percent operating efficiency ratio in the fourth quarter.
Return on assets, return on common equity, and return on total equity improved to 0.98 percent, 9.74 percent, and 9.54 percent, respectively, compared to 0.92 percent, 9.19 percent, and 9.18 percent, respectively, in the third quarter.

“Our record fourth quarter results cap a year of strong performance for Webster,” Chairman and Chief Executive Officer James C. Smith said. “Core net income reached an all-time high in the fourth quarter. Loan originations rose 40 percent in the fourth quarter from a year ago and 46 percent for the full year to set a new record, and our loans to businesses now comprise more than half of our total loan portfolio. Webster's solid capital position and earnings momentum will enable us to return capital to our shareholders over time by gradually increasing the dividend payout ratio and repurchasing additional common shares. We are deeper, stronger, and able to meet our customers' financial needs better than ever before.”

Net interest income

•	Net interest income was $146.3 million for the quarter compared to $144.9 million in the third quarter.

•	Net interest margin was 3.27 percent compared to 3.28 percent in the third quarter as the yield on interest-earning assets declined 4 basis points and the cost of funds declined 3 basis points.

•	Average interest-earning assets grew by 1.1 percent from the third quarter and totaled $18.3 billion compared to $18.1 billion in the third quarter.

•	Average loans grew by $184.4 million or 1.6 percent from the third quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “Some other significant business achievements in the quarter include the completion of the upgrade to our entire ATM network to envelope-free, image-capture technology, the rollout of our mobile app, the opening of a new retail office in Simsbury, and completion of a new retail and private banking office in Greenwich, Connecticut that opened this month. In 2013, we will continue to invest in additional improvements to our physical and electronic distribution network. This will make banking with Webster easier and convenient while meeting the changing preferences of our customers."

Provision for loan losses

•
The Company recorded a provision of $7.5 million in the quarter compared to $5.0 million in the third quarter and $2.5 million in the year ago period; the increased level of the provision over the past year reflects growth in the loan portfolio.

•	Net charge-offs were $16.5 million in the quarter compared to $17.7 million for the third quarter and $26.4 million a year ago.

•
The allowance for loan losses represented 91 percent of nonperforming loans compared to 114 percent in the prior quarter, with the reduction reflecting the reclassification of a net $39.5 million of residential and consumer loans as nonaccrual in the quarter under regulatory guidance.

Noninterest income

•	Total noninterest income increased $4.5 million compared to the third quarter; there were no securities gains in the fourth quarter, while the third quarter included $0.8 million of securities gains.

•
The $5.3 million increase in core noninterest income compared to the third quarter reflects increases of $2.0 million in mortgage banking activities, $1.5 million in loan fees, $0.8 million in bank-owned life insurance, and $0.7 million in wealth and investment services.

Noninterest expense

•
Total noninterest expense decreased $1.0 million compared to the third quarter. Included in noninterest expense are net one time costs of $0.8 million in the fourth quarter and $0.6 million in the third quarter.

•
Total noninterest expense excluding one time costs decreased $1.2 million from the third quarter with a combined decrease of $2.3 million in compensation and benefits, occupancy, marketing, and professional services expenses offset by a combined increase of $1.0 million in technology and equipment and loan workout expenses. Noninterest expense declined $3.3 million from a year ago, primarily reflecting a reduction of $2.4 million in compensation and benefits expense. The decrease in compensation and benefits expense compared to a year ago reflects a reduction of $2.6 million in cash award expense under a plan that fully vested in the fourth quarter of 2012.

•
Foreclosed and repossessed asset expenses were $0.3 million in the quarter compared to $0.1 million in the third quarter, while gains on foreclosed and repossessed assets were $0.4 million in both quarters.

Income taxes

•
The Company recorded $20.3 million of income tax expense in the quarter on the $68.8 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 29.5 percent compared to 30.2 percent for the third quarter and reflects a net tax benefit of $0.7 million specific to the quarter compared to $0.3 million specific to the third quarter.

Investment securities

•
Total investment securities were $6.2 billion at December 31, 2012 and $6.3 billion at September 30, 2012. The carrying value of the available for sale portfolio included $68.2 million in net unrealized gains compared to net unrealized gains of $68.9 million at September 30, while the carrying value of the held to maturity portfolio does not reflect $157.2 million in net unrealized gains compared to net unrealized gains of $179.2 million at September 30.

Loans

•
Total loans were $12.0 billion at December 31, 2012 compared to $11.7 billion at September 30, 2012 and are reflective of continued growth in commercial and commercial real estate loans. In the quarter, commercial and commercial real estate loans increased by $184.2 million and $155.2 million, respectively. Residential mortgage and consumer loans decreased by $1.2 million and $37.1 million, respectively.

•
Loan originations for portfolio in the fourth quarter were $1.279 billion compared to $835.6 million in the third quarter and $971.7 million a year ago. In addition to loan originations for portfolio, $221.8 million of residential loans were originated and sold with servicing retained in the quarter compared to $207.7 million in the third quarter and $100.0 million a year ago.

Asset quality

•
Total nonperforming loans increased to $194.8 million, or 1.62 percent of total loans, at December 31, 2012 compared to $162.6 million, or 1.39 percent, at September 30, 2012. The increase reflects the reclassification of a net $14.9 million of residential and a net $24.6 million of consumer loans as nonaccrual in the quarter under regulatory guidance. Total paying nonperforming loans at December 31 were $46.5 million compared to $16.8 million at September 30. At December 31, $28.8 million of the total paying nonperforming loans related to loans reclassified in the quarter.

•	Apart from the reclassification, nonperforming loans decreased by $6.6 million, or 4.1 percent, from September 30 and $32.1 million, or 17.1 percent, from a year ago.

•	Other real estate owned (OREO) totaled $3.4 million compared to $4.9 million at September 30.

•
Past due loans increased to $74.3 million at December 31 compared to $67.4 million at September 30 as past due commercial real estate loans increased by $7.6 million. Past due loans represented 0.62 percent of total loans at December 31 and 0.57 percent at September 30. Past due loans for the continuing portfolios were $70.7 million at December 31 compared to $62.5 million at September 30. Past due loans for the liquidating portfolio were $3.6 million at December 31 compared to $4.9 million at September 30.

Deposits and borrowings

•
Total deposits were $14.5 billion at December 31, 2012 compared to $14.4 billion at September 30, 2012. Increases of $94.6 million in demand, $196.6 million in interest-bearing checking, and $43.4 million in savings deposits were offset by declines of $135.6 million in money market deposits and $81.5 million in certificates of deposit. Core to total deposits and loans to deposits were 82.5 percent and 82.8 percent, respectively, compared to 81.8 percent and 81.4 percent at September 30.

•	Total borrowings were $3.2 billion at December 31 compared to $3.1 billion at September 30.

Capital

•	On November 27, 2012, $126.5 million of Webster Financial Corporation 6.40 % Series E Non-Cumulative Perpetual Preferred Stock was issued through an underwritten public offering.

•
On December 6, 2012, a $100 million common stock authorization was announced with $50.0 million of the authorization utilized later in the quarter in connection with an underwritten secondary offering of 10 million shares of Webster's common stock by a selling shareholder.

•
The tangible common equity and Tier 1 common equity to risk-weighted assets ratios were 7.17 percent and 10.78 percent, respectively, at December 31, 2012 compared to 7.39 percent and 11.10 percent, respectively, at September 30, 2012.

•	Book value and tangible book value per common share were $22.75 and $16.47, respectively, at December 31 compared to $22.24 and $16.13, respectively, at September 30.

•
Return on average common shareholders' equity and return on average total equity were 9.74 percent and 9.54 percent, respectively, at December 31 compared to 9.19 percent and 9.18 percent, respectively, at September 30.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $20 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking offices, 294 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster's 2012 fourth quarter earnings announcement will be held today, Friday, January 18, 2013 at 9:00 a.m. (Eastern) and may be heard through Webster's Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Income and performance ratios, (annualized):
Net income attributable to Webster Financial Corp.	$48,526	$44,993	$41,240	$38,938	$40,384
Net income available to common shareholders	47,911	44,378	40,625	38,323	39,591
Net income per diluted common share	0.52	0.48	0.44	0.42	0.43
Return on average assets	0.98%	0.92%	0.86%	0.82%	0.88%
Return on average common shareholders’ equity	9.74	9.19	8.62	8.30	8.68
Return on average shareholders’ equity	9.54	9.18	8.62	8.30	8.67
Noninterest income as a percentage of total revenue	26.57	25.07	24.70	23.48	23.05
Efficiency ratio	59.68	62.25	63.75	65.63	65.83

Asset quality:
Allowance for loan losses	$177,129	$186,089	$198,757	$210,288	$233,487
Nonperforming assets	198,180	167,524	173,621	184,218	193,047
Allowance for loan losses / total loans	1.47%	1.59%	1.72%	1.86%	2.08%
Net charge-offs / average loans (annualized)	0.56	0.61	0.58	0.96	0.95
Nonperforming loans / total loans	1.62	1.39	1.47	1.58	1.68
Nonperforming assets / total loans plus OREO	1.65	1.43	1.50	1.63	1.72
Allowance for loan losses / nonperforming loans	90.93	114.44	117.44	117.96	124.14

Other ratios (annualized):
Tangible equity ratio	7.94%	7.54%	7.38%	7.29%	7.18%
Tangible common equity ratio	7.17	7.39	7.22	7.14	7.03
Tier 1 risk-based capital ratio (a)	12.48	11.90	12.82	12.86	13.05
Total risk-based capital (a)	13.73	13.16	14.08	14.12	14.61
Tier 1 common equity / risk-weighted assets (a)	10.78	11.10	10.97	10.96	11.08
Shareholders’ equity / total assets	10.39	10.05	9.94	9.90	9.86
Net interest margin	3.27	3.28	3.32	3.36	3.39

Share and equity related:
Common equity	$1,941,881	$1,954,739	$1,902,609	$1,866,003	$1,816,835
Book value per common share	22.75	22.24	21.65	21.24	20.74
Tangible book value per common share	16.47	16.13	15.53	15.10	14.57
Common stock closing price	20.55	23.70	21.66	22.67	20.39
Dividends declared per common share	0.10	0.10	0.10	0.05	0.05

Common shares outstanding	85,341	87,899	87,885	87,849	87,600
Basic shares (weighted average)	86,949	87,394	87,291	87,216	87,097
Diluted shares (weighted average)	91,315	91,884	91,543	91,782	90,929

(a)	The ratios presented are projected for December 31, 2012 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2012	September 30, 2012	December 31, 2011
Assets:
Cash and due from banks	$252,283	$164,556	$195,957
Interest-bearing deposits	98,205	79,763	96,062
Investment securities:
Available for sale, at fair value	3,136,160	3,120,354	2,874,764
Held to maturity	3,107,529	3,142,160	2,973,727
Total securities	6,243,689	6,262,514	5,848,491
Loans held for sale	107,633	91,207	57,391
Loans:
Commercial	3,323,044	3,138,807	2,860,597
Commercial real estate	2,783,061	2,627,893	2,384,889
Residential mortgages	3,291,724	3,292,948	3,219,889
Consumer	2,630,867	2,668,004	2,760,029
Total loans	12,028,696	11,727,652	11,225,404
Allowance for loan losses	(177,129)	(186,089)	(233,487)
Loans, net	11,851,567	11,541,563	10,991,917
Prepaid FDIC premiums	16,323	21,673	37,946
Federal Home Loan Bank and Federal Reserve Bank stock	155,630	142,595	143,874
Premises and equipment, net	134,562	135,394	147,379
Goodwill and other intangible assets, net	540,157	541,399	545,577
Cash surrender value of life insurance policies	418,293	414,797	307,039
Deferred tax asset, net	68,681	74,098	105,665
Accrued interest receivable and other assets	259,742	260,103	237,042
Total Assets	$20,146,765	$19,729,662	$18,714,340

Liabilities and Equity:
Deposits:
Demand	$2,881,131	$2,786,525	$2,473,693
Interest-bearing checking	3,079,767	2,883,216	2,578,520
Money market	2,205,072	2,340,717	2,021,056
Savings	3,819,713	3,776,280	3,748,121
Certificates of deposit	2,418,853	2,507,647	2,715,583
Brokered certificates of deposit	126,299	119,052	119,052
Total deposits	14,530,835	14,413,437	13,656,025
Securities sold under agreements to repurchase and other short-term borrowings	1,076,160	1,310,015	1,164,706
Federal Home Loan Bank advances	1,827,612	1,452,660	1,252,609
Long-term debt	334,276	335,678	552,589
Accrued expenses and other liabilities	284,352	234,194	242,637
Total liabilities	18,053,235	17,745,984	16,868,566

Webster Financial Corporation shareholders’ equity	2,093,530	1,983,678	1,845,774
Noncontrolling interests	—	—	—
Total equity	2,093,530	1,983,678	1,845,774
Total Liabilities and Equity	$20,146,765	$19,729,662	$18,714,340

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended, December 31,
	2012	2011	2012	2011
Interest income:
Interest and fees on loans and leases	$122,179	$121,223	$485,666	$486,883
Interest and dividends on securities	49,752	51,260	205,411	211,605
Loans held for sale	615	370	2,425	1,235
Total interest income	172,546	172,853	693,502	699,723
Interest expense:
Deposits	13,885	17,268	59,586	80,808
Borrowings	12,389	14,576	55,008	55,147
Total interest expense	26,274	31,844	114,594	135,955
Net interest income	146,272	141,009	578,908	563,768
Provision for loan losses	7,500	2,500	21,500	22,500
Net interest income after provision for loan losses	138,772	138,509	557,408	541,268
Noninterest income:
Deposit service fees	24,823	24,286	96,633	102,795
Loan related fees	5,570	4,896	18,043	20,237
Wealth and investment services	7,859	5,759	29,515	26,421
Mortgage banking activities	8,515	1,094	23,037	4,905
Increase in cash surrender value of life insurance policies	3,496	2,609	11,254	10,360
Net gain on investment securities	—	—	3,347	2,024
Other income	2,677	3,602	10,929	10,300
Total noninterest income	52,940	42,246	192,758	177,042
Noninterest expense:
Compensation and benefits	65,769	68,146	264,101	262,647
Occupancy	12,209	13,125	50,131	53,866
Technology and equipment expense	15,489	15,054	62,210	60,721
Marketing	3,104	4,540	16,827	18,456
Professional and outside services	2,479	2,835	11,348	11,203
Intangible assets amortization	1,242	1,397	5,420	5,588
Foreclosed and repossessed asset expenses	267	730	1,028	3,050
Foreclosed and repossessed asset gains	(383)	(63)	(2,126)	(306)
Loan workout expenses	2,338	1,956	8,056	7,547
Deposit insurance	5,642	4,756	22,749	20,927
Other expenses	13,934	12,864	56,172	55,896
	122,090	125,340	495,916	499,595
Debt prepayment penalties	—	5,203	4,040	5,203
Write-down for expedited asset disposition	—	1,187	—	6,260
Contract termination and severance	642	2,485	1,505	5,100
Branch and facility optimization	18	1,689	168	5,004
Preferred stock redemption costs	—	423	—	423
Stock registration costs	175	—	175	—
Costs for warrant registration	—	—	—	350
Provision (benefit) for litigation and settlements	—	(9,755)	—	(9,523)
Loan repurchase and unfunded commitment reserve benefit, net	—	—	—	(1,436)
Total noninterest expense	122,925	126,572	501,804	510,976
Income from continuing operations before income taxes	68,787	54,183	248,362	207,334
Income tax expense	20,261	13,799	74,665	57,951
Income from continuing operations	48,526	40,384	173,697	149,383
Income from discontinued operations, net of tax	—	—	—	1,995
Consolidated net income	48,526	40,384	173,697	151,378
Less: Net loss attributable to noncontrolling interests	—	—	—	(1)
Net income attributable to Webster Financial Corp.	48,526	40,384	173,697	151,379
Preferred stock dividends	(615)	(793)	(2,460)	(3,286)
Net income available to common shareholders	$47,911	$39,591	$171,237	$148,093

Diluted shares (average)	91,315	90,929	91,649	91,688
Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.55	$0.45	$1.96	$1.67
Net income	0.55	0.45	1.96	1.69
Diluted
Income from continuing operations	0.52	0.43	1.86	1.59
Net income	0.52	0.43	1.86	1.61

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Operations (unaudited)
	Three Months Ended
(In thousands, except per share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Interest income:
Interest and fees on loans and leases	$122,179	$121,367	$121,379	$120,741	$121,223
Interest and dividends on securities	49,752	50,194	52,597	52,868	51,260
Loans held for sale	615	655	657	498	370
Total interest income	172,546	172,216	174,633	174,107	172,853
Interest expense:
Deposits	13,885	14,543	15,102	16,056	17,268
Borrowings	12,389	12,783	15,153	14,683	14,576
Total interest expense	26,274	27,326	30,255	30,739	31,844
Net interest income	146,272	144,890	144,378	143,368	141,009
Provision for loan losses	7,500	5,000	5,000	4,000	2,500
Net interest income after provision for loan losses	138,772	139,890	139,378	139,368	138,509
Noninterest income:
Deposit service fees	24,823	24,728	23,719	23,363	24,286
Loan related fees	5,570	4,039	3,565	4,869	4,896
Wealth and investment services	7,859	7,186	7,249	7,221	5,759
Mortgage banking activities	8,515	6,515	3,624	4,383	1,094
Increase in cash surrender value of life insurance policies	3,496	2,680	2,561	2,517	2,609
Net gain on investment securities	—	810	2,537	—	—
Other income	2,677	2,521	4,098	1,633	3,602
Total noninterest income	52,940	48,479	47,353	43,986	42,246
Noninterest expense:
Compensation and benefits	65,769	66,126	63,587	68,619	68,146
Occupancy	12,209	12,462	12,578	12,882	13,125
Technology and equipment expense	15,489	15,118	16,021	15,582	15,054
Marketing	3,104	4,529	5,094	4,100	4,540
Professional and outside services	2,479	2,790	3,387	2,692	2,835
Intangible assets amortization	1,242	1,384	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	267	118	176	467	730
Foreclosed and repossessed asset gains	(383)	(409)	(670)	(664)	(63)
Loan workout expenses	2,338	1,693	2,201	1,824	1,956
Deposit insurance	5,642	5,675	5,723	5,709	4,756
Other expenses	13,934	13,805	14,443	13,990	12,864
	122,090	123,291	123,937	126,598	125,340
Debt prepayment penalties	—	391	2,515	1,134	5,203
Write-down for expedited asset disposition	—	—	—	—	1,187
Contract termination and severance	642	136	727	—	2,485
Branch and facility optimization	18	69	—	81	1,689
Preferred stock redemption costs	—	—	—	—	423
Stock registration costs	175	—	—	—	—
Provision (benefit) for litigation and settlements	—	—	—	—	(9,755)
Total noninterest expense	122,925	123,887	127,179	127,813	126,572
Income from continuing operations before income taxes	68,787	64,482	59,552	55,541	54,183
Income tax expense	20,261	19,489	18,312	16,603	13,799
Income from continuing operations	48,526	44,993	41,240	38,938	40,384
Income from discontinued operations, net of tax	—	—	—	—	—
Consolidated net income	48,526	44,993	41,240	38,938	40,384
Less: Net loss attributable to noncontrolling interests	—	—	—	—	—
Net income attributable to Webster Financial Corp.	48,526	44,993	41,240	38,938	40,384
Preferred stock dividends	(615)	(615)	(615)	(615)	(793)
Net income available to common shareholders	$47,911	$44,378	$40,625	$38,323	$39,591

Diluted shares (average)	91,315	91,884	91,543	91,782	90,929
Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.55	$0.51	$0.46	$0.44	$0.45
Net income	0.55	0.51	0.46	0.44	0.45
Diluted
Income from continuing operations	0.52	0.48	0.44	0.42	0.43
Net income	0.52	0.48	0.44	0.42	0.43

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
Three Months Ended December 31,	2012			2011
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$11,792,691	$122,179	4.10%	$11,122,372	$121,223	4.31%
Investment securities (a)	6,170,119	52,326	3.43	5,638,172	54,414	3.88
Loans held for sale	90,266	615	2.72	35,321	370	4.18
Federal Home Loan and Federal Reserve Bank stock	143,557	872	2.42	143,874	831	2.29
Interest-bearing deposits	72,539	34	0.18	86,156	26	0.12
Total interest-earning assets	18,269,172	176,026	3.84	17,025,895	176,864	4.13
Noninterest-earning assets	1,511,979			1,371,923
Total assets	$19,781,151			$18,397,818
Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,832,130	$—	—%	$2,364,594	$—	—%
Savings, interest checking, and money market	9,054,442	4,845	0.21	8,420,850	6,302	0.30
Certificates of deposit	2,594,963	9,040	1.39	2,899,642	10,966	1.50
Total deposits	14,481,535	13,885	0.38	13,685,086	17,268	0.50
Securities sold under agreements to repurchase
and other short-term borrowings	1,281,503	5,646	1.72	1,212,019	4,450	1.44
Federal Home Loan Bank advances	1,418,606	4,011	1.11	854,539	4,151	1.90
Long-term debt	334,954	2,732	3.26	553,684	5,975	4.32
Total borrowings	3,035,063	12,389	1.61	2,620,242	14,576	2.20
Total interest-bearing liabilities	17,516,598	26,274	0.59	16,305,328	31,844	0.77
Noninterest-bearing liabilities	230,923			221,096
Total liabilities	17,747,521			16,526,424
Noncontrolling interests	—			7,703
Preferred Stock	66,318			28,939
Common shareholders' equity	1,967,312			1,834,752
Webster Financial Corp. shareholders' equity	2,033,630			1,863,691
Total liabilities and equity	$19,781,151			$18,397,818
Tax-equivalent net interest income		149,752			145,020
Less: tax-equivalent adjustment		(3,480)			(4,011)
Net interest income		$146,272			$141,009
Net interest margin			3.27%			3.39%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
Twelve Months Ended December 31,	2012			2011
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$11,525,233	$485,666	4.21%	$11,054,100	$486,883	4.40%
Investment securities (a)	6,100,219	216,513	3.58	5,407,867	223,568	4.16
Loans held for sale	73,156	2,425	3.31	28,144	1,235	4.39
Federal Home Loan and Federal Reserve Bank stock	143,074	3,508	2.45	143,874	3,318	2.31
Interest-bearing deposits	77,265	141	0.18	112,232	216	0.19
Total interest-earning assets	17,918,947	708,253	3.96	16,746,217	715,220	4.28
Noninterest-earning assets	1,427,824			1,335,374
Total assets	$19,346,771			$18,081,591
Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,638,025	$—	—%	$2,278,419	$—	—%
Savings, interest checking, and money market	8,824,581	21,061	0.24	8,534,333	33,747	0.40
Certificates of deposit	2,703,414	38,525	1.43	3,031,835	47,061	1.55
Total deposits	14,166,020	59,586	0.42	13,844,587	80,808	0.58
Securities sold under agreements to repurchase and other short-term borrowings	1,207,623	21,034	1.74	1,053,323	16,173	1.54
Federal Home Loan Bank advances	1,389,999	16,943	1.22	569,987	14,352	2.52
Long-term debt	418,896	17,031	4.07	565,331	24,622	4.36
Total borrowings	3,016,518	55,008	1.82	2,188,641	55,147	2.52
Total interest-bearing liabilities	17,182,538	114,594	0.67	16,033,228	135,955	0.85
Noninterest-bearing liabilities	217,653			202,205
Total liabilities	17,400,191			16,235,433
Noncontrolling interests	—			9,119
Preferred Stock	38,335			28,942
Common shareholders' equity	1,908,245			1,808,097
Webster Financial Corp. shareholders' equity	1,946,580			1,837,039
Total liabilities and equity	$19,346,771			$18,081,591
Tax-equivalent net interest income		593,659			579,265
Less: tax-equivalent adjustment		(14,751)			(15,497)
Net interest income		$578,908			$563,768
Net interest margin			3.32%			3.47%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,399,500	$2,201,732	$2,069,127	$1,972,205	$1,932,542
Equipment financing	419,311	401,748	417,654	446,585	474,804
Asset based lending	504,233	535,327	499,212	470,187	453,251
Commercial real estate	2,755,320	2,597,835	2,518,392	2,389,206	2,345,241
Residential development	27,741	30,058	33,035	36,591	39,648
Residential mortgages	3,291,723	3,292,947	3,300,616	3,270,212	3,219,888
Consumer	2,508,992	2,537,039	2,565,654	2,585,685	2,612,476
Total continuing	11,906,820	11,596,686	11,403,690	11,170,671	11,077,850
Allowance for loan losses	(152,495)	(156,214)	(168,882)	(180,413)	(203,612)
Total continuing, net	11,754,325	11,440,472	11,234,808	10,990,258	10,874,238
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	121,875	130,965	136,306	141,478	147,553
Total liquidating portfolio	121,876	130,966	136,307	141,479	147,554
Allowance for loan losses	(24,634)	(29,875)	(29,875)	(29,875)	(29,875)
Total liquidating, net	97,242	101,091	106,432	111,604	117,679
Total Loan Balances (actuals)	12,028,696	11,727,652	11,539,997	11,312,150	11,225,404
Allowance for loan losses	(177,129)	(186,089)	(198,757)	(210,288)	(233,487)
Loans, net	$11,851,567	$11,541,563	$11,341,240	$11,101,862	$10,991,917

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,238,557	$2,137,882	$2,008,778	$1,970,656	$1,868,885
Equipment financing	405,702	404,180	430,882	458,111	495,667
Asset based lending	516,749	520,100	480,574	474,264	492,982
Commercial real estate	2,653,749	2,528,394	2,453,430	2,336,576	2,254,970
Residential development	29,322	31,484	35,422	38,401	49,182
Residential mortgages	3,294,254	3,300,067	3,296,306	3,253,199	3,186,885
Consumer	2,526,656	2,552,660	2,576,521	2,598,758	2,622,378
Total continuing	11,664,989	11,474,767	11,281,913	11,129,965	10,970,949
Allowance for loan losses	(161,239)	(167,469)	(179,139)	(201,592)	(219,566)
Total continuing, net	11,503,750	11,307,298	11,102,774	10,928,373	10,751,383
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	127,701	133,566	138,807	145,367	151,422
Total liquidating portfolio	127,702	133,567	138,808	145,368	151,423
Allowance for loan losses	(24,634)	(29,875)	(29,875)	(29,875)	(29,875)
Total liquidating, net	103,068	103,692	108,933	115,493	121,548
Total Loan Balances (average)	11,792,691	11,608,334	11,420,721	11,275,333	11,122,372
Allowance for loan losses	(185,873)	(197,344)	(209,014)	(231,467)	(249,441)
Loans, net	$11,606,818	$11,410,990	$11,211,707	$11,043,866	$10,872,931

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$17,538	$30,315	$29,271	$31,547	$27,884
Equipment financing	3,325	3,052	5,862	4,868	7,154
Asset based lending	—	92	262	1,475	1,880
Commercial real estate	15,683	15,768	23,457	25,131	32,197
Residential development	5,043	5,431	5,982	6,140	6,762
Residential mortgages (a)	95,540	79,736	77,336	79,110	82,052
Consumer (a)	49,536	23,602	22,616	26,098	25,059
Nonperforming loans - continuing portfolio	186,665	157,996	164,786	174,369	182,988
Liquidating Portfolio:
Consumer (a)	8,133	4,616	4,460	3,896	5,091
Nonperforming loans - liquidating portfolio	8,133	4,616	4,460	3,896	5,091
Total nonperforming loans	$194,798	$162,612	$169,246	$178,265	$188,079

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$541	$917	$917	$2,051	$1,961
Repossessed equipment	182	1,840	721	674	123
Residential	2,369	1,705	2,271	2,648	1,947
Consumer	290	450	466	580	805
Total continuing	3,382	4,912	4,375	5,953	4,836
Liquidating Portfolio:
NCLC	—	—	—	—	132
Total liquidating	—	—	—	—	132
Total other real estate owned and repossessed assets	$3,382	$4,912	$4,375	$5,953	$4,968
Total nonperforming assets	$198,180	$167,524	$173,621	$184,218	$193,047

(a)	The increases in the residential and consumer categories during 4Q12 are related to an OCC requirement to reflect Chapter 7 bankruptcies as nonaccruing loans.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Past due 30-89 days:
Accruing loans:
Continuing Portfolio:
Commercial non-mortgage	$2,769	$4,424	$6,479	$6,938	$4,619
Equipment financing	1,926	3,524	1,665	4,099	4,800
Asset based lending	—	—	—	—	—
Commercial real estate	14,710	7,136	3,152	1,101	1,766
Residential development	—	317	—	—	—
Residential mortgages	25,183	22,230	26,966	22,915	24,361
Consumer	24,860	24,664	22,163	19,592	20,847
Past Due 30-89 days - continuing portfolio	69,448	62,295	60,425	54,645	56,393
Liquidating Portfolio:
Consumer	3,588	4,909	4,377	5,263	4,538
Past Due 30-89 days - liquidating portfolio	3,588	4,909	4,377	5,263	4,538
Accruing loans past due 90 days or more	1,236	205	1,074	43	724
Total past due loans	$74,272	$67,409	$65,876	$59,951	$61,655

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Beginning balance	$186,089	$198,757	$210,288	$233,487	$257,352
Provision	7,500	5,000	5,000	4,000	2,500
Charge-offs continuing portfolio:
Commercial non-mortgage	6,411	8,642	5,164	14,994	6,684
Equipment financing	682	187	165	634	55
Asset based lending	69	—	512	—	2,150
Commercial real estate	170	2,655	1,066	5,848	7,768
Residential development	156	—	—	—	453
Residential mortgages	2,597	3,234	3,948	3,115	2,548
Consumer	8,149	6,752	8,122	6,487	7,551
Charge-offs continuing portfolio	18,234	21,470	18,977	31,078	27,209
Charge-offs liquidating portfolio:
NCLC	—	28	4	—	7
Consumer	5,137	2,482	3,227	3,564	3,958
Charge-offs liquidating portfolio	5,137	2,510	3,231	3,564	3,965
Total charge-offs	23,371	23,980	22,208	34,642	31,174
Recoveries continuing portfolio:
Commercial non-mortgage	1,045	779	957	886	1,215
Equipment financing	2,899	3,111	1,115	2,348	1,161
Asset based lending	996	518	721	914	195
Commercial real estate	43	121	34	1,069	96
Residential development	721	181	12	31	5
Residential mortgages	99	318	126	118	135
Consumer	674	933	2,453	1,932	1,721
Recoveries continuing portfolio	6,477	5,961	5,418	7,298	4,528
Recoveries liquidating portfolio:
NCLC	74	35	10	23	177
Consumer	360	316	249	122	104
Recoveries liquidating portfolio	434	351	259	145	281
Total recoveries	6,911	6,312	5,677	7,443	4,809
Total net charge-offs	16,460	17,668	16,531	27,199	26,365
Ending balance	$177,129	$186,089	$198,757	$210,288	$233,487
Note: $5.3 million of net charge-offs in 4Q12 relate to an OCC requirement to reduce Chapter 7 bankruptcies to collateral value.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible equity measures the Company’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets divided by ending common shares outstanding.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.
See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	For the Three Months Ended
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011
Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,093,530	$1,983,678	$1,931,548	$1,894,942	$1,845,774
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(10,270)	(11,512)	(12,896)	(14,293)	(15,690)
Related deferred tax liabilities	3,678	4,123	4,618	5,119	5,492
Tangible shareholders’ equity	$1,557,051	$1,446,402	$1,393,383	$1,355,881	$1,305,689

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,093,530	$1,983,678	$1,931,548	$1,894,942	$1,845,774
Preferred stock	(151,649)	(28,939)	(28,939)	(28,939)	(28,939)
Common shareholders' equity	1,941,881	1,954,739	1,902,609	1,866,003	1,816,835
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(10,270)	(11,512)	(12,896)	(14,293)	(15,690)
Related deferred tax liabilities	3,678	4,123	4,618	5,119	5,492
Tangible common shareholders’ equity	$1,405,402	$1,417,463	$1,364,444	$1,326,942	$1,276,750

Reconciliation of period-end assets to period-end tangible assets
Assets	$20,146,765	$19,729,662	$19,429,749	$19,134,142	$18,714,340
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(10,270)	(11,512)	(12,896)	(14,293)	(15,690)
Related deferred tax liabilities	3,678	4,123	4,618	5,119	5,492
Tangible assets	$19,610,286	$19,192,386	$18,891,584	$18,595,081	$18,174,255

Book value per common share
Common shareholders’ equity	$1,941,881	$1,954,739	$1,902,609	$1,866,003	$1,816,835
Ending common shares issued and outstanding (in thousands)	85,341	87,899	87,885	87,849	87,600
Book value per share of common stock	$22.75	$22.24	$21.65	$21.24	$20.74

Tangible book value per common share
Tangible common shareholders’ equity	$1,405,402	$1,417,463	$1,364,444	$1,326,942	$1,276,750
Ending common shares issued and outstanding (in thousands)	85,341	87,899	87,885	87,849	87,600
Tangible book value per common share	$16.47	$16.13	$15.53	$15.10	$14.57

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$122,925	$123,887	$127,179	$127,813	$126,572
Foreclosed property expense	(267)	(118)	(176)	(467)	(730)
Amortization of intangibles	(1,242)	(1,384)	(1,397)	(1,397)	(1,397)
Other expense	(452)	(187)	(2,572)	(551)	(1,169)
Noninterest expense used in the efficiency ratio	$120,964	$122,198	$123,034	$125,398	$123,276

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision	$146,272	$144,890	$144,378	$143,368	$141,009
Fully taxable-equivalent adjustment	3,480	3,740	3,813	3,718	4,011
Noninterest income	52,940	48,479	47,353	43,986	42,246
Less: Net gain on investment securities	—	(810)	(2,537)	—	—
Income used in the efficiency ratio	$202,692	$196,299	$193,007	$191,072	$187,266